Exhibit 10.6

ALY ENERGY SERVICES, INC.
OMNIBUS INCENTIVE PLAN

1. Plan.

  This Aly Energy Services, Inc. Omnibus Incentive Plan (this “Plan”) was adopted by Aly Energy Services, Inc. (the “Company”) to attract and retain key employees of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.  These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2. Definitions.

  As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant, by the Company pursuant to this Plan, of any Option, SAR or Stock Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Award Agreement” means any agreement issued for and on behalf of the Company setting forth, in writing, the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred when:

(a) any Person makes an acquisition (through purchase, merger or any other transaction) of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 50% or more of the then Outstanding Voting Stock, unless, immediately following such acquisition, individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such acquisition beneficially own, directly or indirectly, more than 50% of the then outstanding shares of voting stock of the Company; or

(b) Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such Major Asset Disposition beneficially own, directly or indirectly, more than 50% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity).

(c) For purposes of the definition of a “Change of Control”,

(i) “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 50% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company will be based on fair market value, as determined by a majority of the Incumbent Directors.

(ii) “Outstanding Voting Stock” means outstanding voting securities of the Company (or any successor or resulting entity following the transaction) entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board or such committee of the Board as is designated by the Board to administer this Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Aly Energy Services, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Disability” means (i) if the Participant is an Employee (whether or not the Participant is also a Director), a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan or (ii) if the Participant is a Nonemployee Director, a disability whereby the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  Notwithstanding the foregoing, if an Award is subject to Code Section 409A and the date of distribution may be determined based on “Disability”, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

“Dividend Equivalents” means an amount equal to dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record on a like number of shares of Common Stock.

“Effective Date” means the date the stockholders of the Company approve this Plan.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, the net amount that, in an arm’s length transaction, a willing purchaser would pay for the share of Common Stock to a willing seller, neither of whom is under any compulsion to purchase or sell, respectively, with both having reasonable knowledge of the relevant facts.  The determination of the Fair Market Value of a share of Common Stock shall be made by the Committee in its discretion acting in good faith without regard to discounts for lack of marketability or minority interests, and the Participants shall be notified of such determination.  Following the closing of an Initial Public Offering, the Fair Market Value of a share of Common Stock shall mean the closing price per share of Common Stock on the principal national securities exchange or other market in which trading in shares of Common Stock occurs on the applicable date (or if there is no trading in the shares of Common Stock on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee).

“Holder” means, with respect to an Award, the Person holding such Award, including the Participant or any transferee of such Award pursuant to Section 14.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Initial Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of shares of Common Stock of the Company to the public.

“Liquidity Event” means an Initial Public Offering or Change in Control of the Company.

“Option” means a right, granted by the Company pursuant to this Plan, to purchase a specified number of shares of Common Stock at a specified price.

“Nonemployee Director” means a Director who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Participant” means an Employee or Nonemployee Director to whom an Award has been made under this Plan.

“Performance Award” means an Award to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, the satisfaction of which shall determine in whole or in part whether a Performance Award shall be earned.

“Person” means any individual, corporation, partnership, “group” (as such term is used in Rule 13d-5 under the Exchange Act), association or other “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the related rules and regulations promulgated thereunder.

“Plan” means the Aly Energy Services, Inc. Omnibus Incentive Plan, as amended from time to time.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that is restricted or subject to forfeiture provisions evidencing the right to receive one share of Common Stock or cash equal to the Fair Market Value of one share of Common Stock.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“SAR” means a right, granted by the Company pursuant to this Plan, to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a share of Common Stock on the date the right is exercised over the Fair Market Value of a share of Common Stock on the date of grant.

“Section 409A” means Code Section 409A, and related regulations and Treasury pronouncements.

“Securities Act” means the Securities Act of 1933.

“Stock Award” means an award, granted by the Company pursuant to this Plan, in the form of shares of Common Stock or units denominated in shares of Common Stock, and includes Restricted Stock and Restricted Stock Units.  Stock Awards do not include Options or SARs.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility.

(a) Employees.  Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

(b) Directors.  Directors eligible for Awards under this Plan are those who are Nonemployee Directors.

4. Common Stock Available for Awards; Plan Limitations.

(a) Common Stock Available Under this Plan.  The maximum number of shares of Common Stock that may be subject to Awards under this Plan shall be 340,000 shares (the “Maximum Share Limit”).  The number of shares of Common Stock that are the subject of Awards under this Plan that are cancelled, terminated, forfeited, redeemed or expire unexercised shall again immediately become available for Awards hereunder as if such shares had never been the subject of an Award.

Awards settled in cash shall not reduce the Maximum Share Limit under this Plan.  If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under this Plan.  The following shares of Common Stock shall also again be available for Awards under this Plan:

(i) shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an Award; and

(ii) shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR.

(b) Plan Limitations.  All shares of Common Stock available under this Plan shall be available for Incentive Options and Stock Awards.  The Committee shall adopt separate rules for tracking the Maximum Share Limit for Incentive Options consistent with rules under Code Section 422, including, without limitation, providing that shares of Common Stock repurchased from a vested Participant shall not again become available for grant as Incentive Options.

(c) Adjustments.  The limitations set forth in this section are subject to adjustment in accordance with Section 15 hereof.

(d) Other Actions.  The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.  The Board, the Committee and the officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) Authority of the Committee.  This Plan shall be administered by the Committee.  Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof.  The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.  Subject to Section 5(c) and Section 19 hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by Section 15(c) hereof; provided, however, that no such action shall (1) permit the term of any Option or SAR to be greater than ten years from the applicable grant date or (2) permit the extension of the term of any outstanding Option or SAR such that the resulting term is greater than ten years from the applicable grant date.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan.  Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Indemnity.  No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

6. Delegation.

  The Committee may delegate to one or more subcommittees of the Committee, another committee of the Board, the President and Chief Executive Officer of the Company, or to other senior officers of the Company its authority or duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, the Committee may not delegate to any officer of the Company its authority to make Awards to any officer of the Company.  Any such delegation hereunder shall only be made to the extent permitted by applicable law.

7. Awards.

  Except as otherwise provided in Section 8 hereof pertaining to Awards to Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards.  Each Award shall be embodied in an Award Agreement in such form as the Committee determines, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including any treatment upon death, Disability or a Change of Control, and shall be issued for and on behalf of the Company.  Awards may consist of those listed in this Section 7 and may be granted singly, in combination or in tandem.  Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including this Plan of any acquired entity.  All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other measurements of performance.  Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(a) Option.  An Award may be in the form of an Option.  An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option.  The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant.  The term of an Option shall not exceed ten years from the date of grant.  Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which such Options become exercisable, shall be determined by the Committee.

(b) Stock Appreciation Right.  An Award may be in the form of a SAR.  The strike price for a SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted.  The term of a SAR shall not exceed ten years from the date of grant.  Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which such SARs become exercisable, shall be determined by the Committee.  As of the date of grant of a SAR, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in Common Stock, or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise.

(c) Stock Award.  An Award may be in the form of a Stock Award.  The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(d) Performance Award.  Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which such Performance Goals are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

8. Awards to Directors.  The Committee may grant a Nonemployee Director of the Company one or more Awards, with the exception of Incentive Stock Options, and establish the terms thereof in accordance with Section 7 and consistent with the provisions therein for the granting of Awards to Employees.  Any such Award shall be subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.  Upon the termination of service by a Participant who is a Nonemployee Director, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

9. Award Payment; Dividends and Dividend Equivalents; Voting.

(a) General.  Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions.  Subject to Section 19, payment of Awards may be made in a single payment or transfer, in installments or on a deferred basis.  For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.  For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Dividends and Dividend Equivalents.  Rights to (i) dividends will be extended to and made part of any Restricted Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish.  Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

(c) Voting.  Except as otherwise provided in an Award Agreement, during the period in which Stock Awards are subject to vesting provisions, the Participant shall not have the right to vote the shares of Common Stock underlying such Stock Award.

10. Special Limitations on Incentive Options

.  An Incentive Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Code Section 424) of the Company at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Option is granted) of stock with respect to which Incentive Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Options shall be treated as Nonqualified Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Options will not constitute Incentive Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Code Section 422(b)(6), unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  Except as otherwise provided in Code Sections 421 or 422, an Incentive Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Stock Option Exercise.

  The exercise price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof.  The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards.  The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee).  The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 11.

12. Taxes.

  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal in value no more than the required minimum withholding taxes.  The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required.  If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination.

  The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend or modify an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by applicable law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the  stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.  Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Section 409A, and any such amendment or termination that may reasonably be expected to result in such failure shall be of no force or effect.

14. Assignability.

  Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable.  Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void.

15. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the exercise price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) any other limitations contained within this Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.  In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (1) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4, (2) the number of shares of Common Stock covered by outstanding Awards, (3) the exercise price or other price in respect of such Awards, (4) the appropriate Fair Market Value and other price determinations for such Awards, and (5) any other limitations contained within this Plan; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, plan of exchange, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies, (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, (iii) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (iv) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration), or (v) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

(d) No adjustment authorized by this Section 15 shall be made in such manner that would result in this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Section 409A, and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.

16. Representations; Purchase for Investment.

  Each person receiving Awards pursuant to this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that, among other things, he is acquiring such Awards for his own account for investment and not with a view to, or for sale in connection with, the distribution of such Awards or any part thereof.  No form of payment shall be issued with respect to any Award, and no Award may be transferred or assigned, unless the Company shall be satisfied in its sole discretion that such issuance, transfer or assignment will be in compliance with applicable federal and state securities laws.  Each Participant represents that he is an employee, director, general partner or officer of the Company or its Subsidiaries.

17. Restrictions.

  No Common Stock or other form of payment shall be issued or made with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance or other payment will be in compliance with all applicable federal and state securities laws.  Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law.  The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

18. Unfunded Plan.

  This Plan is unfunded.  Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan.  Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.  With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

19. Section 409A.

(a) Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent.  No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A.  Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award (or portion thereof if the Restricted Stock Unit Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A.  If the Committee determines that a Restricted Stock Unit Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

20. Governing Law.

  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

21. Right to Continued Service or Employment.

  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

22. Usage.

  Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

23. Headings.

  The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

24. Effectiveness.

  This Plan, as approved by the Board on May 2, 2013, shall be effective as of the Effective Date.  This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of voting common stock on or before May 2, 2014.  If the stockholders of the Company should fail to so approve this Plan on or before such date, (i) this Plan shall not be of any force or effect, and (ii) any grants of Awards hereunder shall be null and void.

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IN WITNESS WHEREOF, Aly Energy Services, Inc. has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

ALY ENERGY SERVICES, INC.

By:	/s/ Munawar H. Hidayatallah
Title: Chairman CEO